Exhibit 99.1
LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
515 N FLAGLER DR, SUITE 408
WEST PALM BEACH, FL 33401
FOR IMMEDIATE RELEASE
LXP INDUSTRIAL TRUST REPORTS FOURTH QUARTER 2025 RESULTS

West Palm Beach, Fla. - February 12, 2026 - LXP Industrial Trust (“LXP”) (NYSE: LXP), a real estate investment trust focused on Class A warehouse and distribution real estate investments, today announced results for the quarter ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Recorded Net Income attributable to common shareholders of $27.1 million, or $0.46 per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders - diluted (“Adjusted Company FFO”) of $47.0 million, or $0.79 per diluted common share.
•Same-Store NOI increased 2.9% for the full year and was in line for the quarter compared to the same periods in 2024.
•Completed 2.1 million square feet of new leases and lease extensions, increasing Base and Cash Base Rents by 27.4% and 22.6%, respectively, excluding two fixed-rate renewals.
•Sold four warehouse facilities outside of target markets for gross proceeds of $116.2 million.
•Repaid $140 million of 6.75% Senior Notes due 2028.
•Reduced net debt to Adjusted EBITDA to 4.9x.
•Completed a reverse split of common shares at a ratio of 1-for-5 on November 10, 2025.

Subsequent Highlights
•Extended the maturities and reduced pricing on $600 million unsecured revolving credit facility and $250 million unsecured term loan.
•Repurchased and retired approximately 277,000 common shares in December 2025 and January 2026 for an average price of $49.47 per common share.

Full Year 2025 Highlights
•Recorded Net Income attributable to common shareholders of $106.5 million, or $1.82 per diluted common share.
•Generated Adjusted Company FFO of $187.3 million, or $3.15 per diluted common share.
•Increased the Stabilized Portfolio leased percentage to 97.1%.
•Completed 3.8 million square feet of new second-generation leases and lease extensions, increasing Base and Cash Base Rents by 29.7% and 27.7%, respectively, excluding fixed-rate renewals and an additional two-year extension to 2030 at a 605,000 square foot facility.
•Leased 1.1 million square foot development project with initial Cash Base Rent of $5.50 per square foot.

•Commenced redevelopment of two warehouse facilities located in the Central Florida and Richmond, Virginia markets, totaling 603,000 square feet.
•Acquired one warehouse facility in the Atlanta, Georgia market for $30 million.
•Disposed of 11 warehouse facilities for gross proceeds of $389.1 million, including two vacant development projects totaling 2.1 million square feet sold to a user buyer for $175 million.
•Repaid an aggregate of $218.1 million of debt, including $140 million of 6.75% Senior Notes due 2028, $50 million of unsecured term loan and $28.1 million of Trust Preferred Securities.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “Our fourth quarter capped a successful 2025, highlighted by new leases and lease extensions, healthy occupancy gains and continued portfolio optimization. We made significant progress advancing our key objectives during the year, most notably reducing net debt to Adjusted EBITDA to 4.9x from 5.9x and increasing occupancy from 93.6% to 97.1%. In the fourth quarter, we leased over two million square feet at Base and Cash Base rental increases of approximately 27% and 23%, respectively, excluding fixed rate renewals, bringing full-year leasing volume to nearly five million square feet. Property sales of $389 million in 2025, including $116 million in the fourth quarter, allowed us to pay down high coupon debt, exit five non-target markets and repurchase shares. In 2026, we are focused on strategic capital deployment through disciplined external growth opportunities primarily in our land bank, executing opportunistic share repurchases, driving attractive mark-to-market outcomes and leasing our remaining vacancies.”

FINANCIAL RESULTS
Revenues
For the quarter ended December 31, 2025, total gross revenues were $86.7 million, compared with total gross revenues of $100.9 million for the quarter ended December 31, 2024. The decrease is primarily attributable to additional rental revenue of $15 million in the quarter ended December 31, 2024 related to a tenant exercising a purchase option in a sales-type lease.
Net Income Attributable to Common Shareholders
For the quarter ended December 31, 2025, net income attributable to common shareholders was $27.1 million, or $0.46 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2024 of $31.4 million, or $0.54 per diluted share.
Adjusted Company FFO
For the quarter ended December 31, 2025, LXP generated Adjusted Company FFO of $47.0 million, or $0.79 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2024 of $47.0 million, or $0.79 per diluted share.
Dividends
LXP previously announced that it declared a regular quarterly common share dividend for the quarter ending December 31, 2025. The dividend of $0.70 per common share was paid on January 15, 2026 to common shareholders of record as of December 31, 2025.
LXP also previously announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock ("Series C Preferred") for the quarter ended December 31, 2025, which is expected to be paid on February 17, 2026 to shareholders of record as of January 30, 2026.

TRANSACTION ACTIVITY

PROPERTY DISPOSITIONS (NON-TARGET MARKET)

Location	Gross Disposition Price ($000)	Month of Disposition	% Leased
Winchester, VA (3 Properties)	$97,000	December	100%
New Century, KS	19,200	December	100%
Total Property Dispositions	$116,200

The properties above were sold at aggregate weighted-average GAAP and Cash capitalization rates of 6.4% and 6.2%, respectively. Total 2025 property disposition volume was $389.1 million at aggregate weighted-average GAAP and Cash capitalization rates of 6.4% and 5.7%, respectively.(1)
1.Capitalization rates exclude the disposition of the two vacant development projects to a user buyer during the quarter ended September 30, 2025.

ONGOING DEVELOPMENT AND REDEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 12/31/2025 ($000)(1)	LXP Amount Funded as of 12/31/2025 ($000)(2)	Estimated Base Building Completion Date	% Leased as of 12/31/2025
Redevelopment Projects
Orlando (100%)(3)	1	Central FL	350,990	$9,400	$16,402	$2,471	3Q 2026	—%
Richmond (100%)(4)	1	Richmond, VA	252,351	3,900	12,884	1,219	2Q 2026	—%
Total Redevelopment Projects	2		603,341	$13,300	$29,286	$3,690

Land Infrastructure Improvements
Reems & Olive (95.5%)(5)	N/A	Phoenix, AZ	N/A	16,350	12,483	14,771	N/A	N/A

Total	2		603,341	$29,650	$41,769	$18,461
1.Excludes leasing costs, incomplete costs and developer incentive fees or partner promotes, if any.
2.Excludes noncontrolling interests' share.
3.During the quarter ended June 30, 2025, the tenant vacated the building and LXP began redeveloping the property. Estimated project costs exclude estimated tenant improvements and leasing costs.
4.During the quarter ended March 31, 2025, the tenant vacated the building, which is part of a four building integrated campus, and LXP began redeveloping the property into a standalone warehouse and distribution facility. Estimated project costs exclude estimated tenant improvements and leasing costs.
5.Represents infrastructure development costs to prepare the land for vertical development.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 12/31/2025 ($000)	LXP Amount Funded as of 12/31/2025 ($000)(1)
Consolidated
Reems & Olive (95.5%)	Phoenix, AZ	315	$75,359	$74,288
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,879	4,761
ATL Fairburn (100%)	Atlanta, GA	14	1,733	1,779
Total Consolidated Land Projects		445	$82,971	$80,828

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 12/31/2025 ($000)	LXP Amount Funded as of 12/31/2025 ($000)(1)
Non-Consolidated
Etna Park 70 (90%)	Columbus, OH	48	$9,084	$10,675
Etna Park 70 East (90%)	Columbus, OH	21	2,390	3,157
Total Non-Consolidated Land Projects		69	$11,474	$13,832
1.Excludes noncontrolling interests’ share.

LEASING

During the fourth quarter of 2025, LXP executed new and extended leases:

NEW LEASES - SECOND GENERATION
Location		Lease Expiration Date	Sq. Ft.
Whitestown, IN		07/36	380,000
TOTAL NEW LEASES - SECOND GENERATION			380,000

LEASE EXTENSIONS - SECOND GENERATION
Location	Prior Term	New Lease Expiration Date	Sq. Ft.
Greer, SC	06/26	07/31	70,281
Streetsboro, OH	10/26	10/31	649,250
Edwardsville, IL	09/26	09/31	769,500
Monroe, OH	06/26	06/28	194,936
TOTAL LEASE EXTENSIONS - SECOND GENERATION			1,683,967
As of December 31, 2025, LXP's stabilized portfolio was 97.1% leased. A total of 4.9 million square feet of first-generation, new second-generation and extended second-generation leases were executed during 2025 with Base and Cash Base Rents on second-generation leases increasing by 22.6% and 17.8% (29.7% and 27.7%, respectively, excluding fixed-rate renewals).(1)
1.Excludes an additional two-year extension to 2030 at a 605,000 square foot facility in Austell, GA completed in the first quarter of 2025 and a first-generation lease at a 1,100,000 square foot facility in Greer, SC completed in the second quarter of 2025.

BALANCE SHEET
LXP ended the quarter with net debt to Adjusted EBITDA of 4.9x. LXP's total consolidated debt was $1.4 billion at quarter end. Total consolidated debt had a weighted-average term to maturity of 4.6 years and a weighted-average interest rate of 3.6% as of December 31, 2025. LXP's total cash and cash equivalents was $170.4 million at quarter end.
In January 2026, LXP extended the maturities and reduced the pricing of its $600 million unsecured revolving credit facility and $250 million unsecured term loan. The new revolving credit facility matures on January 31, 2030, with the option to extend the maturity for two successive six-month terms or one twelve-month term, at LXP’s discretion, subject to certain conditions. The new facility provides for an interest rate of SOFR plus 77.5 basis points, based on LXP's current consolidated leverage ratio and credit ratings, reduced from SOFR plus 95 basis points under the previous facility. The new facility also provides for a facility fee of 15 basis points of total commitments, reduced from 20 basis points under the previous facility. The $250 million unsecured term loan has an initial maturity date of January 31, 2029, with two one-year extension options at LXP's discretion, subject to certain conditions. The term loan provides for an interest rate of SOFR plus 85 basis points based on LXP's current consolidated leverage ratio and credit ratings, reduced from 110 basis points under the previous facility.

During the fourth quarter of 2025, LXP repurchased and retired approximately 82,000 common shares for an average price of $49.04 per share. Subsequent to December 31, 2025, LXP repurchased and retired approximately 195,000 common shares for an average price of $49.66 per share.

2026 EARNINGS GUIDANCE
LXP estimates that its net income attributable to common shareholders for the year ended December 31, 2026 will be within an expected range of $(0.01) to $0.14 per diluted common share. LXP estimates its Adjusted Company FFO guidance for the year ending December 31, 2026, will be within an expected range of $3.22 to $3.37 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.
FOURTH QUARTER 2025 CONFERENCE CALL
LXP will host a conference call today, February 12, 2026, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2025. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through February 19, 2026 at 1-800-770-2030 or 1-609-800-9909, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section. The webcast link will be available for one year.
ABOUT LXP INDUSTRIAL TRUST
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on Class A warehouse and distribution investments in 12 target markets across the Sunbelt and lower Midwest. LXP seeks to expand its warehouse and distribution portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.
Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Executive Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates and changes in applicable governmental regulations and tax legislation, (2) the outbreak of highly infectious or contagious diseases and natural disasters, (3) authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2026, (5) the successful consummation of any lease, acquisition, development, build-to-suit, disposition, financing or other transaction, including achieving any estimated yields, (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation and increases in operating costs, (10) labor shortages, (11) supply chain disruption and increases in real estate construction costs and raw materials costs and construction schedule delays, (12) defaults or non-renewals of significant tenant leases, (13) changes in financial markets and interest rates, (14) changes in accessibility of debt and equity capital markets, (15) future impairment charges, (16) international trade disputes or the imposition of significant tariffs or other trade restrictions by the U.S. on imported goods that adversely impact trading volumes and (17) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.
References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.
Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.
Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest expense, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of real estate or changes in control, impairment charges, gain (loss) on debt satisfaction, net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash purchase option impact of sales-type leases and adjustments for pro rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.
Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.
Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second-generation tenant improvements, and (10) cash paid for second-generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund its cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.
First-Generation Costs: Represents cash spend for tenant improvements, leasing costs and expenditures contemplated at acquisition for recently acquired properties with vacancy. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.
Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.
The National Association of Real Estate Investment Trusts, or Nareit, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
LXP presents FFO available to common shareholders - basic and also presents FFO available to all equityholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders - diluted which adjusts FFO available to all equityholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio and not comparable from period to period. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.
GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy excluding developer incentive fees or partner promotes, if any.
Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash and purchase option income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.
Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for the period commencing January 1, 2024 and through the end of the current reporting period. As Same-Store NOI excludes the change in NOI from acquired, expanded, disposed of properties and properties with significant casualty loss, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.
Second-Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second-generation building improvements represent an investment in existing stabilized properties.
Stabilized Portfolio: All real estate properties other than non-stabilized properties. LXP considers stabilization to occur upon the earlier of 90% occupancy of the property or one year from the cessation of major construction activities. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continues to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the project is placed in service and depreciation commences.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Gross revenues:
Rental revenue	$85,692	$99,829	$346,140	$354,353
Other revenue	1,052	1,022	4,088	4,105
Total gross revenues	86,744	100,851	350,228	358,458
Expense applicable to revenues:
Depreciation and amortization	(47,621)	(48,620)	(196,615)	(192,863)
Property operating	(16,045)	(14,832)	(64,395)	(60,513)
General and administrative	(10,708)	(10,311)	(40,053)	(40,045)
Non-operating income	963	562	2,832	7,707
Interest and amortization expense	(14,081)	(15,853)	(62,923)	(66,477)
Loss on debt satisfaction, net	(12,602)	—	(11,809)	—
Transaction costs	(140)	—	(178)	(498)
Change in allowance for credit loss	—	112	—	61
Gain on sale or disposal of, and recovery on, real estate, net	43,513	20,446	145,627	39,848
Gain on change in control of a subsidiary	—	—	—	209
Income before benefit (provision) for income taxes and equity in income (losses) of non-consolidated entities	30,023	32,355	122,714	45,887
Benefit (provision) for income taxes	(101)	356	(699)	127
Equity in income (losses) of non-consolidated entities	(1,228)	265	(4,405)	(3,179)
Net income	28,694	32,976	117,610	42,835
Net income (loss) attributable to noncontrolling interests	77	55	(4,450)	1,699
Net income attributable to LXP Industrial Trust shareholders	28,771	33,031	113,160	44,534
Dividends attributable to preferred shares - Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(75)	(70)	(401)	(322)
Net income attributable to common shareholders	$27,124	$31,389	$106,469	$37,922

Net income attributable to common shareholders - per common share basic	$0.46	$0.54	$1.82	$0.65
Weighted-average common shares outstanding - basic	58,416,729	58,333,349	58,384,896	58,294,586

Net income attributable to common shareholders - per common share diluted	$0.46	$0.54	$1.82	$0.65
Weighted-average common shares outstanding - diluted	58,788,572	58,346,497	58,565,565	58,311,998
Common share and per common share data have been adjusted for all periods presented to reflect a 1-for-5 reverse stock split effective November 10, 2025.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	December 31, 2025	December 31, 2024

Assets:
Real estate, at cost	$3,908,485	$4,176,294
Real estate - intangible assets	305,841	318,444
Land held for development	82,971	82,827
Investments in real estate under construction	41,769	5,947
Real estate, gross	4,339,066	4,583,512
Less: accumulated depreciation and amortization	(1,151,513)	(1,047,166)
Real estate, net	3,187,553	3,536,346
Right-of-use assets, net	8,721	16,484
Cash and cash equivalents	170,394	101,836
Restricted cash	257	237
Investments in non-consolidated entities	31,430	40,018
Deferred expenses, net	35,068	39,820
Rent receivable - current	3,454	2,052
Rent receivable - deferred	84,631	85,757
Other assets	15,514	20,762
Total assets	$3,537,022	$3,843,312

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$49,541	$54,930
Term loan payable, net	249,053	297,814
Senior notes payable, net	952,693	1,089,373
Trust preferred securities, net	100,113	127,893
Dividends payable	44,715	41,164
Operating lease liabilities	9,134	17,114
Accounts payable and other liabilities	54,553	57,055
Accrued interest payable	9,218	10,517
Deferred revenue - including below-market leases, net	3,030	6,751
Prepaid rent	16,594	19,918
Total liabilities	1,488,644	1,722,529

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770 and 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares, 59,077,234 and 58,899,958 shares issued and outstanding in 2025 and 2024, respectively	6	6
Additional paid-in-capital	3,313,884	3,315,127
Accumulated distributions in excess of net income	(1,371,654)	(1,316,993)
Accumulated other comprehensive income	427	6,136
Total shareholders’ equity	2,036,679	2,098,292
Noncontrolling interests	11,699	22,491
Total equity	2,048,378	2,120,783
Total liabilities and equity	$3,537,022	$3,843,312
Share data has been adjusted for all periods presented to reflect a 1-for-5 reverse stock split effective November 10, 2025.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
EARNINGS PER SHARE(1):

Basic:
Net income attributable to common shareholders	$27,124	$31,389	$106,469	$37,922

Weighted-average number of common shares outstanding - basic	58,416,729	58,333,349	58,384,896	58,294,586

Net income attributable to common shareholders - per common share basic	$0.46	$0.54	$1.82	$0.65

Diluted:
Net income attributable to common shareholders - basic	$27,124	$31,389	$106,469	$37,922

Weighted-average common shares outstanding - basic	58,416,729	58,333,349	58,384,896	58,294,586
Effect of dilutive securities:
Unvested share-based payment awards	371,843	13,148	180,669	17,412
Weighted-average common shares outstanding - diluted	58,788,572	58,346,497	58,565,565	58,311,998

Net income attributable to common shareholders - per common share diluted	$0.46	$0.54	$1.82	$0.65
(1)Common share and per unit amounts adjusted for all periods presented to reflect a 1-for-5 reverse stock split effective November 10, 2025 through a proportional adjustment to the unit conversion ratio.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$27,124	$31,389	$106,469	$37,922
Adjustments:
Depreciation and amortization - real estate	45,866	47,130	189,822	187,109
Impairment charges - real estate, including our share of non-consolidated entities	—	295	—	295
Amortization of leasing commissions	1,755	1,490	6,793	5,754
Joint venture and noncontrolling interest adjustment	1,336	1,287	11,186	5,836
Gain on sale or disposal of, and recovery on, real estate, net	(43,513)	(21,554)	(145,627)	(41,239)
Gain on change in control of a subsidiary	—	—	—	(209)
FFO available to common shareholders - basic	32,568	60,037	168,643	195,468
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	75	70	401	322
FFO available to all equityholders - diluted	34,215	61,679	175,334	202,080
Sales-type lease income attributable to the exercise of a purchase option	—	(14,991)	—	(14,991)
Allowance for credit loss	—	(112)	—	(61)
Transaction costs, including our share of non-consolidated entities(1)	140	—	178	518
(Gain) loss on debt satisfaction, net, including our share of non-consolidated entities	12,602	(555)	11,812	(552)
Non-recurring costs(2)	—	250	—	1,788
Noncontrolling interest adjustments	—	680	—	578
Adjusted Company FFO available to all equityholders - diluted	46,957	46,951	187,324	189,360
FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(993)	(1,240)	(5,483)	(7,272)
Lease incentives	505	432	1,859	1,330
Amortization of above/below market leases	(342)	(1,054)	(2,562)	(2,654)
Lease termination payments, net	(77)	—	1,324	—
Sales-type lease non-cash income	—	(475)	—	(2,303)
Non-cash interest expense	976	1,109	4,178	4,524
Non-cash charges, net	2,812	2,794	11,800	10,243
Capitalized interest and internal costs	(435)	(741)	(1,281)	(4,558)
Second-Generation tenant improvements	(813)	(1,846)	(7,248)	(3,091)
Second-Generation lease costs	(3,615)	(2,351)	(6,421)	(13,707)
Joint venture and noncontrolling interest adjustment	(72)	(46)	(385)	(245)
Company Funds Available for Distribution	$44,903	$43,533	$183,105	$171,627

Per Common Share Amounts(3)
Basic:
FFO	$0.56	$1.03	$2.89	$3.35
Diluted:
FFO	$0.57	$1.04	$2.95	$3.41
Adjusted Company FFO	$0.79	$0.79	$3.15	$3.20
Basic:
Weighted-average common shares outstanding - basic FFO	58,416,729	58,333,349	58,384,896	58,294,586
Diluted:
Weighted-average common shares outstanding - diluted EPS	58,788,572	58,346,497	58,565,565	58,311,998
Preferred shares - Series C	942,114	942,114	942,114	942,114
Weighted-average common shares outstanding - diluted FFO	59,730,686	59,288,611	59,507,679	59,254,112
(1) Transaction costs include costs associated with terminated investments and the 1-for-5 reverse stock split, such as non-refundable deposits and legal fees.
(2) Includes non-recurring expenses for severance expense.
(3) Share and per share data have been adjusted for all periods presented to reflect a 1-for-5 reverse stock split effective November 10, 2025.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2026 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2026
	Low Range	High Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$(0.01)	$0.14
Depreciation and amortization	3.23	3.23
Impact of capital transactions	—	—
Estimated Adjusted Company FFO per diluted common share	$3.22	$3.37
(1) Assumes all convertible securities are dilutive.